Klondex Announces Initial Mineral Reserve Estimate at Hollister

Vancouver, BC - July 13, 2017- Klondex Mines Ltd. (KDX:TSX; KLDX:NYSE MKT) (“Klondex” or the “Company”) is pleased to provide an initial Proven and Probable (“P&P”) Mineral Reserve estimate for the Hollister Mine (“Hollister”) in Nevada as well as an update on the Hatter Graben 2017 drill program.

Mineral Reserve Highlights (see TABLE 1 below):

•	Total Hollister P&P Mineral Reserve is 116.1 AuEq koz at a grade of 0.582 AuEq opt (19.9 AuEq g/t) contained within 199.5k tons (FIGURE 1)

•	The P&P Mineral Reserve in the Hollister Main zone is 51.5 AuEq koz at a grade of 0.658 AuEq opt (22.6 AuEq g/t) contained within 78.2k tons.

•	The P&P Mineral Reserve in the Gloria zone is 64.6 AuEq koz at a grade of 0.532 AuEq opt (18.2 AuEq g/t) contained within 121.4k tons.

•	The Hollister P&P Mineral Reserve estimate does not include any drill results from Hatter Graben. Drilling on the Hatter Graben commenced on June 17, 2017.

TABLE 1:

Notes to Table:
1.	Mineral Reserves have been estimated with a gold price of $1,200/ounce and a silver price of $17.00/ounce;
2.	Metallurgical recoveries for gold and silver are 92% and 60% respectively;
3.	Gold equivalent ounces are calculated based on one ounce of gold being equivalent to 108.24 ounces of silver;
4.	Mineral Reserves are estimated at a cutoff grade of 0.310 AuEq opt and an incremental cutoff grade of 0.052 AuEq opt;
5.	Mine losses of 5% and unplanned mining dilution of 10% have been applied to the designed mine excavations, and;
6.	Mineral Reserves are estimated as of May 31, 2017.
7.	Mineral Reserves are contained in the Mineral Resource estimate previously reported on June 21, 2017.

Brian Morris, Senior Vice President Exploration stated, “Hollister is off to a strong beginning. This initial Mineral Reserve estimate serves as a solid foundation from which to build and grow this operation and supports our annual production guidance of 30,000 to 35,000 AuEq oz this year. As we make progress with the Hatter Graben drill program throughout the year, we expect the Mineral Resource to continue to grow well into the future.”

The initial P&P Mineral Reserve is based on 2,863 drill holes totaling 1,449,568 ft (441,828 m) and includes data from 39 new drill holes totaling 14,656 ft (4,467 m) completed by Klondex since the acquisition of the property in October 2016. In addition to the drilling, the Mineral Reserve includes 14,821 channel samples provided from mining on the mineralized structures.

A technical report in support of the Mineral Reserve described herein and prepared in accordance with National Instrument 43-101 and Industry Guide 7 will be filed on SEDAR and EDGAR within 45 days from June 21, 2017.

Hatter Graben 2017 Drill Program
On June 17th, an approximate 20,000 ft. drill program commenced at Hatter Graben. The objective of this drilling is to infill the widely spaced high grade vein intercepts that were originally drilled in 2008 with the intent to develop an inferred resource on the Hatter Graben vein system by the end of the year or early first quarter 2018. The completion of this program is predicated on the ability to get all the needed drill pads permitted by the end of the third quarter.

Hatter Graben is located approximately 3,000 ft. east of the Hollister Main zone. Hatter Graben is a vein system comprised of multiple high grade veins of minable widths and with grades exceeding 1.0 Au opt. Historical data suggests that the system could be double the vertical extent of the Hollister Main zone and is open in all directions.

Mineral Reserve Assumptions
Classification of the Mineral Reserve as Proven or Probable was undertaken based on the number of drill and channel sample composites used and the average distance from the block to the composites.

Assays were performed by American Assay (AAL) of Sparks, Nevada, as directed under the supervision of Klondex staff. This organization is an ISO 17025 accredited independent laboratory. Underground drill core samples were assayed using a fire assay one-assay ton method with an ICP finish. If initial gold assays were > 5ppm or silver was > 200ppm the sample was re-assayed with a gravimetric finish. The quality control and assurance program included the insertion of standards and blanks every tenth sample, and the retention of pulps and rejects. Duplicates are generated by the lab and re-assayed by ALS Chemex of Reno, Nevada. QA/QC samples are tracked and if a result is outside of pre-determined limits the batch is re-assayed and the result replaces the previous values. Channel samples were performed by an in-house laboratory using fire assay with gravimetric finish as directed under the supervision of Klondex staff and check samples were sent to AAL.

Drill samples cited in this news release were obtained from drilling by independent contractor American Drilling of Spokane, Washington under the direction of Klondex staff. Logging, splitting, and sampling are conducted at the Winnemucca logging facility.

Qualified Person
Scientific and technical information in this press release has been reviewed and approved by Mark Odell, P.Eng. (NV Lic#13708), a qualified person under National Instrument 43-101.

FIGURE 1

# FIGURE 1 – HOLLISTER MINE

NORTH AMERICA'S PREMIER NARROW VEIN UNDERGROUND PRODUCER
KDX

6250 L
6000 L
5750 L
5500 L
5250 L
5000 L
4750 L
4500 L
4250 L
4000 L
3750 L
3500 L
3250 L
3000 L
228000 E
229000 E
230000 E
231000 E
232000 E
233000 E
234000 E
235000 E
236000 E
Gloria
Hollister Main
Tertiary
Ordovician
Hatter Graben
Tertiary
Ordovician
Little Antelope
Creek Fault
Reserve
Depleted

**Gloria Reserves Inclusive of Stockpile**

| Category | Tons (k) | Au opt | Au g/t | Ag opt | Ag g/t | AuEq opt | AuEq g/t | Au koz | Ag koz | AuEq koz |
|---|---|---|---|---|---|---|---|---|---|---|
| Proven | 33.0 | 0.498 | 17.1 | 2.44 | 83.8 | 0.521 | 17.9 | 16.4 | 80.5 | 17.2 |
| Probable | 88.4 | 0.504 | 17.3 | 3.53 | 121.0 | 0.537 | 18.4 | 44.6 | 312.0 | 47.4 |
| Total P&P | 121.4 | 0.502 | 17.2 | 3.23 | 110.9 | 0.532 | 18.2 | 61.0 | 392.5 | 64.6 |

**Hollister Main Reserves**

| Category | Tons (k) | Au opt | Au g/t | Ag opt | Ag g/t | AuEq opt | AuEq g/t | Au koz | Ag koz | AuEq koz |
|---|---|---|---|---|---|---|---|---|---|---|
| Proven | 17.8 | 0.656 | 22.5 | 3.76 | 128.9 | 0.690 | 23.7 | 11.7 | 67.0 | 12.3 |
| Probable | 60.4 | 0.623 | 21.4 | 2.72 | 93.3 | 0.649 | 22.2 | 37.6 | 164.2 | 39.2 |
| Total P&P | 78.2 | 0.631 | 21.6 | 2.96 | 101.4 | 0.658 | 22.6 | 49.3 | 231.2 | 51.5 |

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About Klondex Mines Ltd. (www.klondexmines.com)
Klondex is a well-capitalized, junior-tier gold and silver mining company focused on exploration, development, and production in a safe, environmentally responsible, and cost-effective manner. The Company has 100% interests in three producing mineral properties: the Fire Creek Mine and the Midas Mine and ore milling facility, both of which are located in the state of Nevada, USA, and the True North Gold Mine and mill in Manitoba, Canada. The Company also has 100% interests in two recently acquired projects, the Hollister mine and the Aurora mine and ore milling facility, also located in Nevada, USA.

More Information
John Seaberg
Senior Vice President, Strategic Relations
O: 775-284-5757
M: 303-668-7991
jseaberg@klondexmines.com

Cautionary Note Regarding Forward-looking Information
This news release contains certain information that may constitute forward-looking information or forward-looking statements under applicable Canadian and United States securities legislation (collectively, “forward-looking information”), including but not limited to the production and exploration potential at the Hollister Mine, and future exploration and production plans of Klondex. This forward-looking information entails various risks and uncertainties that are based on current expectations, and actual results may differ materially from those contained in such information. These uncertainties and risks include, but are not limited to, the strength of the global economy; the price of gold; operational, funding and liquidity risks; the degree to which mineral resource estimates are reflective of actual mineral resources; the degree to which mineral reserve estimates are reflective of actual mineral reserves; the degree to which factors which would make a mineral deposit commercially viable are present; the risks and hazards associated with underground operations; and the ability of Klondex to fund its substantial capital requirements and operations. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials filed with the securities regulatory authorities in Canada and United States available at www.sedar.com and www.sec.gov, respectively. Readers are urged to read these materials. Klondex assumes no obligation to update any forward-looking information or to update the reasons why actual results could differ from such information unless required by law.